Exhibit 1.1

ARRAY BIOPHARMA INC.

7,000,000 Shares of Common Stock

($0.001 par value per Share)

Underwriting Agreement

May 1, 2007

J.P. Morgan Securities Inc.

Banc of America Securities LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York  10172

Ladies and Gentlemen:

Array BioPharma Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several    Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 7,000,000 shares of Common Stock, par value $ 0.001 per share, of the Company (the “Underwritten  Shares”) and, at the option of the Underwriters, up to an additional 1,050,000 shares of Common Stock of the Company (the “Option Shares”) to cover over-allotments, if any.  The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.  The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.  The Stock, including the Shares, will have attached thereto rights (the “Rights”) to purchase one-one hundredth of a share of the Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”), subject to adjustment.  The Rights are to be issued pursuant to a Rights Agreement (the “Rights Agreement”) dated as of August 2, 2001 between the Company and Computershare Trust Company, Inc., as rights agent.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-137874), including a related prospectus dated October 6, 2006 (the “Base Prospectus”), relating to the Common Stock and other securities, including the Rights, that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; as used herein, the term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act for use in connection with the offering of the Shares; and as used herein, the term “Prospectus” means the Base Prospectus and any final prospectus supplement filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Securities Act in connection with the sale of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 8:00 p.m. (Eastern time) on the date of execution and delivery of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex C hereto, the “Time of Sale Information”): (a) a Preliminary Prospectus dated April 23, 2007, and (b) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex C hereto.

2.             Purchase of the Shares by the Underwriters.  (a)  The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $12.22.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part,  on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA at 10:00 A.M. New York City time on May 7, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery of the respective certificates to the Representatives through the facilities of The Depositary Trust Company for the respective accounts of the several Underwriters of the Shares to be purchased on such date. Such certificates shall be in definitive form, registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.  The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P.

Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)           Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex C hereto and other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, as of the Time of Sale, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, or the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto, and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements.  The financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, it being understood that unaudited interim financial statements are subject to normal, year-end audit adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except (i) as may be otherwise specified in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been (A) any change in the capital stock or long-term debt of the Company, other than changes in capital stock resulting from the grant, exercise, termination, vesting or forfeiture of equity awards under the Company’s Amended and Restated Stock Option and Incentive Plan or resulting from purchases of Common Stock by employees under the Company’s Employee Stock Purchase Plan, as amended, (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)           Organization and Good Standing.  The Company has been duly organized and is validly existing and in good standing under the laws of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company (a “Material Adverse Effect”).

(i)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)            Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(k)           Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(l)            The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

(m)          No Violation or Default.  The Company is not (i) in violation of its certificate of incorporation or by-laws; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; or (iii) in violation of any law or statute (excluding the U.S. Patent Act, as amended, and the regulations promulgated thereunder, or the laws, statutes or regulations of any foreign jurisdiction governing patent rights) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)           No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) result in the violation of any law or statute (excluding the U.S. Patent Act, as amended, and the regulations promulgated thereunder, or the laws, statutes or regulations of any foreign jurisdiction governing patent rights) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of  this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, except for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters, and the filing with the National Association of Securities Dealers Automated Quotations Global Market (the “Nasdaq Global Market”) of a Notification Form for the Listing of Additional Shares.

(p)           Legal Proceedings.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(q)           Independent Accountants.  KPMG LLP and Ernst & Young LLP have each certified certain financial statements of the Company. KPMG is an independent registered public accounting firm with respect to the Company; and Ernst & Young LLP was an independent registered public accounting firm with respect to the Company, in each case within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(r)            Title to Real and Personal Property.  The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)           Title to Intellectual Property.  The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Information and the Prospectus as either being owned or licensed by it or necessary for the conduct of its business (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Information and Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) to the Company’s knowledge, there are no third parties who have or will be able to establish ownership rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim upon commercialization of the product candidates described in the Registration Statement, the Time of Sale Information and the Prospectus; (vi) there is no patent or patent application known to the Company that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (vii) to the

Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement with, or any restrictive covenant to, a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company; and (viii) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(t)            No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(u)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v)           Taxes.  The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.

(w)          Licenses and Permits.  The Company possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)            No Labor Disputes.  No labor disturbance by or dispute with employees of the Company exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(y)           Compliance With Environmental Laws.  (i) The Company (1) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under applicable Environmental Laws to conduct its business; and (3) has not received written or actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)            Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company and its subsidiaries has been maintained materially in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(aa)         Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)         Accounting Controls.  The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(cc)         Insurance.  The Company has insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks in accordance with customary industry practice for companies of comparable size, market capitalization and stage of business and clinical development to protect the Company and its business; and the Company has (i) not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)         No Unlawful Payments.  Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)         Compliance with Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)           Compliance with OFAC.  None of the Company or, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)         Broker’s Fees.  The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(hh)         No Registration Rights.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ii)           No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(jj)           Business With Cuba.  The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(kk)         Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll)           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)       Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)         Sarbanes-Oxley Act.  There is and has been no material failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo)         Status under the Securities Act.  The Company is not an “ineligible issuer” as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Shares.

(pp)         Subsidiaries. The Company has no subsidiaries; the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, other than as described in the Registration Statement, the Time of Sale Information and the Prospectus; complete and correct copies of the certificate of incorporation and the bylaws of the Company and all amendments thereto have been delivered to the Representatives and no changes therein will be made on the date hereof or on or before the Closing Date or, if later, the Additional Closing Date.

(qq)         Termination or Nonrenewal of Contracts. Except as would not, individually or the aggregate, have a Material Adverse Effect, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements to which the Company is a party referred to or described in, or filed as an exhibit to, the Registration Statement or as incorporated by reference in the Registration Statement, and no such termination or nonrenewal has been threatened by, to the Company’s knowledge, any other party to any such contract or agreement.

(rr)           Trials. The clinical, pre-clinical and other trials, studies and tests conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Time of Sale Information and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Information and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules, regulations and policies of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials, studies and tests, and the Company has no knowledge of any other trials, studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Time of Sale Information and the Prospectus; the Company has operated and is currently in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities; and the Company has not received any notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical or pre-clinical trials, studies or tests that are described in the Registration Statement, the Time of Sale Information and the Prospectus or the results of which are referred to in the Registration Statement, Time or Sale Information and the Prospectus and, to the Company’s knowledge, there is no reasonable basis for the same.

(ss)         Compliance with Applicable Laws; Authorizations.  The Company:  (A) is and at all times has been in compliance with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such court or arbitrator or governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such court or arbitrator or governmental or regulatory authority is considering such action; and (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all respects (or were corrected or supplemented by a subsequent submission), except, in each case as would not, individually or in the aggregate, result in a Material Adverse Effect.

(tt)           Patents.  The patent applications listed on Schedule 2 include all patent applications that have been filed by the Company that contain claims covering the clinical candidates described in the Registration Statement, the Time of Sale Information and the Prospectus; the patents and patent applications listed on Schedule 3 constitute the only patents and patent applications that the Company owns.

(uu)         No Rated Securities.  The Company has not issued or guaranteed any securities that are rated by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

4.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)           Delivery of Copies.  Upon request of the Representatives, the Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each

Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Representatives and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Earnings Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of 90 days after the date hereof, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock of the

Company issued upon the exercise of options granted under employee stock option plans or issued to employees under the Company’s employee stock purchase plan, each as existing as of the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)           Exchange Listing.  The Company will use its best efforts to list for quotation the Shares on the Nasdaq Global Market.

(l)            Reports.  For a period of two years from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, provided, however, that the Company shall not be required to furnish any such reports or other communications pursuant to this paragraph that are filed with or furnished to the Commission and accessible through the EDGAR database.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.        Each Underwriter hereby represents and agrees that:

(a)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex C or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)  It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)  It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex D hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)  It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(e)  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(d)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)           Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP and Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letters of each KPMG LLP and Ernst & Young LLP delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)            Opinion of Counsel for the Company.  Hogan & Hartson L.L.P., counsel for the Company, shall have furnished to the Representatives, at the request of the Company and addressed to the Underwriters, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(g)           Opinion of John R. Moore.   John R. Moore, Vice President and General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set for in Annex B hereto.

(h)           Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Latham & Watkins LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)            Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in Delaware and its good standing as a foreign entity in such other jurisdictions in which the Company is qualified to do business as a foreign entity.

(k)           Exchange Listing.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

(l)            Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m)          Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the third sentence of the third paragraph, the first sentence of the twelfth paragraph, the third sentence of the fifteenth paragraph and the sixteenth paragraph under the caption “Underwriting.”

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that in the event the Indemnifying Person is liable for the expenses of separate counsel for the Indemnified Person pursuant to clause (ii) above, the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Section 7, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel for which it is entitled to reimbursement as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) such Indemnified Person shall have given the Indemnifying Person at least 30 days prior notice of its intention to settle, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the

Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.           Defaulting Underwriter.  (a)  If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.           Payment of Expenses.  (a)  If the transactions contemplated by this Agreement are consummated or if this Agreement is terminated (other than pursuant to Sections 9(i), 9(iii), 9(iv) or 10(c) above), the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and each independent accountant; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Nasdaq Global Market.

(b)           If (i) this Agreement is terminated pursuant to Section 9(ii) above, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than pursuant to Sections 9(i), 9(iii), 9(iv) or 10(c) above), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.           Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, (fax: (714) 755-8290) Attention: Shayne Kennedy.  Notices to the Company shall be given to it at 3200 Walnut Street, Boulder, CO 80301, (fax:  (303) 386-1390) Attention:  Robert E. Conway, Chief Executive Officer, with a copy to Hogan & Hartson L.L.P., 1470 Walnut Street, Suite 200, Boulder, CO 80302, (fax: (720) 406-5362) Attention: Carin M. Kutcipal.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARRAY BIOPHARMA INC.

		By	/s/ David L. Snitman
Title: Chief Operating Officer Vice President - Business Development

Accepted: May 1, 2007

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC

For themselves and acting as Representatives
of the several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By	/s/ Sri Kosaraju
Title: Vice President

BANC OF AMERICA SECURITIES LLC

By	/s/ Tom Morrison
Title: Managing Director

Annex A

[Form of Opinion of Hogan & Hartson L.L.P.]

(a)                                  The Company is (i) validly existing as a corporation and in good standing under the laws of the State of Delaware; and (ii) authorized to transact business as a foreign corporation in the State of Colorado as of the date set forth in the certificate specified in paragraph 10 in Schedule 1 attached hereto.

(b)                                 The Company has the corporate power to own, lease and operate its current properties, and to conduct its business, as described in the Preliminary Prospectus and the Prospectus.

(c)                                  The authorized capital stock of the Company is as set forth under the caption “Capitalization” in the Preliminary Prospectus and the Prospectus. All shares of common stock of the Company shown as issued and outstanding under said caption are duly authorized and, assuming the accuracy of statements made in the certificate specified in paragraph 12 of Schedule 1 attached hereto regarding receipt of the consideration provided in resolutions of the Company’s Board of Directors or committee of the Board of Directors authorizing the issuance thereof, are validly issued, fully paid and non-assessable.  The Common Stock conforms as to legal matters in all material respects to the description thereof set forth in the Registration Statement under the caption “Description of Common Stock.”

(d)                                 The Agreement has been duly authorized, executed and delivered on behalf of the Company.

(e)                                  The Shares have been duly authorized and, when issued in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any statutory preemptive right under the Corporation Act or, to our knowledge, any contractual right to subscribe for any of the Shares.

(f)                                    Based solely upon telephone communications between an attorney of this firm and a member of the SEC staff, the Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.  The required filings of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time periods required by Rule 424(b).

(g)                                 The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information, and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.  The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion), at the time they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(h)                                 The information in (i) the Preliminary Prospectus and the Prospectus in the first and second paragraphs under the caption “Prospectus Supplement Summary – Drug Development Pipeline – ARRY-886 (AZD6244) and ARRY-704 (AZD8330) Targeting MEK for Cancer”; under the caption “Prospectus Supplement Summary – Partnered Research and Development”; and under the captions “Risk Factors – Our drug candidates are at early stages of development, and we may not successfully develop a drug candidate that becomes a commercially viable drug,” “Risk Factors – We have limited clinical development and commercialization experience,” “Risk Factors – Delays in the commencement or completion of clinical testing could result in increased costs to us and delay or limit our ability to generate revenues,” “Risk Factors – The sale and manufacture of drug candidates that we develop with our collaborators or on our own may not receive regulatory approval,” “Risk Factors – Even if our drug candidates obtain regulatory approval, we and our collaborators will be subject to ongoing government regulation,” “Risk Factors – Our cGMP and pharmacology facilities and practices may fail to comply with government regulations,” “Risk Factors – Health care reform and cost control initiatives by third-party payors could reduce the prices that can be charged for drugs, which could limit the commercial success of our drug candidates,”, “Risk Factors – We or our collaborators may not obtain favorable reimbursement rates for our drug candidates,” and “Risk Factors – We face potential liability related to the privacy of health information we obtain from research organizations,” (ii) the Preliminary Prospectus and the Prospectus under the caption “Risk Factors – The intellectual property rights we rely on to protect our proprietary drug candidates and the technology underlying our tools and techniques may be inadequate to prevent third parties from using our technology or developing competing capabilities or to protect our interests in our proprietary drug candidates,” (iii) the Preliminary Prospectus and the Prospectus under the caption “Risk Factors – Because we rely on a small number of collaborators for a significant portion of our revenue, if one or more of our major collaborators terminates or reduces the scope of their agreement with us, our revenue may significantly decrease,” (iv) the Base Prospectus under the caption “Description of Capital Stock,” (v) the Registration Statement under the caption “Item 15. Indemnification of Directors and Officers,” and (vi) the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations to Non-U.S. Holders,” in each case to the extent that such information constitutes summaries of contracts or agreements or purports to describe or summarize matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(i)                                     The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate the Certificate of Incorporation or Bylaws of the

Company, (ii) violate the Corporation Act or any provision of Applicable State Law or any provision of Applicable Federal Law, (iii) violate any court or administrative order, judgment, or decree listed on Schedule 2 attached hereto that names the Company and is specifically directed to it or any of its property, or (iv) breach or constitute a default under any agreement or contract to which the Company is a party listed on Schedule 3 attached hereto (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(j)                                     No approval or consent of, or registration or filing with, any governmental or regulatory agency or body is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law, or the rules and regulations of the Nasdaq Stock Market, Inc., and no approval of the stockholders of the Company is required to be obtained by the Company under the Corporation Act or the rules and regulations of the Nasdaq Stock Market, Inc. in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement, except those which have been obtained or made.

(k)                                  The Company is not, and after giving effect to the offering and the sale of the Shares and assuming the application of the proceeds therefrom as described in the Prospectus will not be, an “investment company” (as such term is defined in the Investment Company Act).

 [Form of Negative Assurance Letter of Hogan & Hartson L.L.P.]

During the course of our professional engagement, we reviewed the Registration Statement on Form S-3 (No. 333-137874), including the base prospectus that forms a part thereof (the “Base Prospectus”), and the documents incorporated by reference therein (collectively, the “Registration Statement”), the documents listed on Schedule A hereto (those documents listed on Schedule A, the “Time of Sale Information”), and the final Prospectus Supplement dated May 1, 2007, as filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”) and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters.  Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Time of Sale Information and the Prospectus.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)            the Registration Statement as of [  :    ] [A.M./P.M.] (New York City time) on May 1, 2007 (the “Time of Sale”), which you have informed us is a time prior to the time of the first sale of the Shares by any Underwriter, including the information deemed part of the Registration Statement pursuant to Rule 430B under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)           the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          the Time of Sale Information, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)          there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, other than those disclosed therein;  or

(v)           there are any contracts or documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting, or statistical information derived therefrom, information and data contained or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Annex B

[Form of Opinion of John R. Moore]

(a)                                  The information in the Prospectus in the first and second paragraphs under the caption “Prospectus Supplement Summary – Our Drug Development Pipeline – ARRY-886 (AZD6244) and ARRY-704 (AZD8330) Targeting MEK for Cancer”, in the first paragraph under the caption “Prospectus Supplement Summary – Our Drug Development Pipeline – Partnered Research and Development – InterMune – Hepatitis C Virus Programs” and under the captions “Prospectus Supplement Summary – Our Drug Development Pipeline – Partnered Research and Development – AstraZeneca – MEK for Cancer Program / ARRY-886 and ARRY-704”, “Prospectus Supplement Summary – Our Drug Development Pipeline – Partnered Research and Development – Genentech – Oncology Programs”, “Prospectus Supplement Summary – Our Drug Development Pipeline – Partnered Research and Development – Ono Pharmaceutical – Research Program”, “Prospectus Supplement Summary – Our Drug Development Pipeline – Partnered Research and Development – VentiRx Pharmaceuticals – Toll-Like Receptor Program”, “Risk Factors – Risks Related to Our Business - Our drug candidates are at early stages of development, and we may not successfully develop a drug candidate that becomes a commercially viable drug”, “Risk Factors – Risks Related to Our Business – Because we rely on a small number of collaborators for a significant portion of our revenue, if one or more of our major collaborators terminates or reduces the scope of their agreement with us, our revenue may significantly decrease”, “Risk Factors – Risks Related to Our Business – Our cGMP and pharmacology facilities and practices may fail to comply with government regulations”, “Risk Factors – Risks Related to Our Business – The intellectual property rights we rely on  to protect our proprietary drug candidates and the technology underlying our tools and techniques may be inadequate to prevent third parties from using our technology or developing competing capabilities or to protect our interests in our proprietary drug candidates”, and “Risk Factors – Risks Related to Our Business – Agreements we have with our employees , consultants and collaborators may not afford adequate protection for our trade secrets, confidential information and other proprietary information” to the extent that such information constitutes summaries of contracts or agreements or matters of law or legal conclusions, has been reviewed by me and is correct in all material respects.

(b)                                 To my knowledge, the activities of the Company with respect to the commercialization of product candidates, or the manufacture, use or sale thereof, do not infringe the patent of any third party.

(c)                                  To my knowledge, no patent issued, after due prosecution, in respect of any Application would be invalid or unenforceable.

(d)                                 To my knowledge, no third party has stolen or misused the trade secrets, know-how or other proprietary rights of the Company. To my knowledge, the Company has not stolen or misused the trade secrets, know-how or other proprietary rights of any third party.

I hereby confirm to you as follows:

(A)          The Company is the sole assignee of each of the U.S. Applications other than the U.S. Applications designated as “Jointly Owned” on Schedule 2 hereto.  I know of no claims of third parties to any ownership interest with respect to any of the U.S. Applications other than the ownership interests set forth on Schedule 2 hereto.  To my knowledge, none of the U.S. Applications has been abandoned, other than the U.S. Applications designated as “Abandoned” on Schedule 2 hereto.

(B)           The Company is the sole assignee of each of the Non-U.S. Applications other than the Non-U.S. Applications designated as “Jointly Owned” on Schedule 2 hereto.  I know of no claims of third parties to any ownership interest with respect to any of the Non-U.S. Applications other than the ownership interests set forth on Schedule 2 hereto.  To my knowledge, none of the Non-U.S. Applications has been abandoned, other than the Non-U.S. Applications designated as “Abandoned” or “Inactive” on Schedule 2 hereto.

(C)           To my knowledge, there are no pending or threatened interference or opposition proceedings relating to the Applications.

[Form of Negative Assurance Letter of John Moore]

During the course of the preparation of the Registration Statement on Form S-3 (No. 333-137874), including the base prospectus that forms a part thereof (the “Base Prospectus”), and the documents incorporated by reference therein (collectively, the “Registration Statement”), I reviewed the information in the Registration Statement, the documents listed on Schedule A hereto (those documents listed on Schedule A, the “Time of Sale Information”), and the final Prospectus Supplement dated May 1, 2007, as filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”) relating to the Intellectual Property (as defined in the Underwriting Agreement), and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed.  I have not established or confirmed factual matters set forth in the Registration Statement, the Time of Sale Information and the Prospectus, and I have not undertaken any obligation to verify independently any of those factual matters.  Accordingly, I do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Time of Sale Information and the Prospectus.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, I confirm to you that, on the basis of the foregoing, no facts have come to my attention that cause me to believe that:

(i)            the information concerning the Intellectual Property in the Registration Statement, as of [  :    ] [A.M./P.M.] (New York City time) on May 1, 2007(which you have informed me is a time prior to the time of the first sale of the Shares by any Underwriter) (the “Time of Sale”)

(or, with respect to information as of a date specified in the Registration Statement, as of such specified date), including the information deemed part of the Registration Statement pursuant to Rule 430B under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)           the information concerning the Intellectual Property in the Prospectus, as of its date or as of the date hereof (or, with respect to information as of a date specified in the Prospectus, as of such specified date), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          the information concerning the Intellectual Property in the Time of Sale Information, as of the Time of Sale (or, with respect to information as of a date specified in the Time of Sale Information, as of such specified date), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)          other than proceedings initiated by the Company in the United States Patent and Trademark Office or in certain foreign patent offices, there are any legal or governmental proceedings pending or threatened against the Company relating to the Intellectual Property that are required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, other than those disclosed therein;  or

(v)           there are any contracts or documents relating to the Intellectual Property of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, I do not express any belief with respect to the financial statements and supporting schedules and other financial, statistical or accounting information and data contained or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

Annex C

a.  Issuer Free Writing Prospectus

None.

b.  Pricing Information Provided Orally by Underwriters

Price per share to public: $13.00
Deal size: 7,000,000 shares

Annex D

ARRAY BIOPPHARMA INC.

Pricing Sheet
7,000,000 Shares
COMMON STOCK  Offered:  05/01/2007

GENERAL INFO		DATES
Issuer Symbol:	ARRY	Trade Date:	05/01/2007
Cusip Number:	04269X105	Settlement Date:	05/07/2007
Exchange:	NASDAQ
Delivery Method:	DTC

DEAL SIZE		DEAL PRICE
Original Size:	7,000,000	Original Range:
Revised Size:		Revised Range:
Final Size:	7,000,000	Offer Price:	$13.00

DEAL ECONOMICS		MANAGERS/UNDERWRITERS
Gross Spread%:	6.00%	BANC OF AMERICA SECURITIES LLC	2,401,000
Gross Spend %:	$0.78	J.P. MORGAN SECURITIES, INC	2,401,000
Selling Concession:	$0.468	JEFFERIES & COMPANY, INC.	1,029,000
Underwriting Fee:	$0.156	PIPER JAFFRAY & COMPANY	1,029,000
Managment Fee:	$0.156	C.E. UNTERBERG TOWBIN	140,000
Reallowance:		Total Participation:	7,000,000
Underwriting Discount:	$5,460,000.00

PRICING COMMENTS:

Exhibit A

FORM OF LOCK-UP AGREEMENT

April     , 2007

J.P. MORGAN SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities Inc.

277 Park Avenue

New York, NY  10172

Re:          Array BioPharma Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Array BioPharma Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”) of Common Stock, par value $0.001 per share, of the Company (“Common Stock”).

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of shares of Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Banc of America Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2)

above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Letter Agreement or (b) dispositions to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that, in the case of any such transfer or disposition, (i) each donee or transferee executes and delivers to you an agreement satisfactory to you in which such donee or transferee agrees to be bound by the terms of this Letter Agreement for the remainder of the restricted period and confirms that it has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (ii) no filing under Section 16(a) of the United States Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made as a result of such transaction during the restricted period referred to in the foregoing sentence.

In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. and Banc of America Securities LLC on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Board of Directors of the Company determines not to proceed with the Public Offering, or if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: